UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Date:	Tuesday, February 8, 2022
Time:	8:30 AM MST
Place:	651 Corporate Circle, Suite 200, Golden, Colorado 80401
Record Date:	December 15, 2021

GENERAL INFORMATION

This proxy statement relates to the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Good Times Restaurants Inc., a Nevada corporation (the “Company”). The Annual Meeting will be held on Tuesday, February 8, 2022, at 8:30 am Mountain Time at the Company’s corporate office as specified above, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors (the “Board”).

The terms “we,” “us,” and “our” in this proxy statement refer to the Company.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on February 8, 2022: The proxy materials relating to the Annual Meeting, including this proxy statement and the Annual Report on Form 10-K for the fiscal year ended September 28, 2021 (the “Annual Report”), are available at www.proxyvote.com.

What is the purpose of the Annual Meeting?

At the Annual Meeting, Shareholders will be asked to vote on the following matters:

1.	To elect five directors of the Company to serve for the next year;

2.	To consider and approve an amendment to the Company’s 2018 Omnibus Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 900,000 shares to a total of 1,050,000 shares, referred to herein as the “2018 Plan Second Amendment”;

3.	To approve an advisory vote on the compensation of the Company’s named executive officers;

4.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2022; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making the proxy materials relating to the Annual Meeting, including this proxy statement and the Annual Report, available to our shareholders electronically via the Internet. On or about December 23, 2021, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

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Who is entitled to attend and vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date of December 15, 2021, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting, and vote their shares at the Annual Meeting or any adjournment or postponement thereof. At the close of business on December 15, 2021, there were 12,539,694 shares of our common stock, par value $0.001 per share (“Common Stock”), outstanding. Each outstanding share of our Common Stock is entitled to one vote. The Company’s bylaws (“Bylaws”) do not allow holders to cumulate votes in the election of directors.

How to Vote:

Internet	Visit the website listed on your proxy card. You will need the control number that appears on your proxy card.
Mail	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.
Telephone	Call the telephone number listed on your proxy card. You will need the control number that appears on your proxy card.
In Person	You may attend the Annual Meeting and vote by ballot.

If you return the proxy card, you will authorize the individuals named on the proxy card, referred to as proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our Board.  If your shares are held by a broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.

What if I vote and then change my mind?

You may revoke a proxy at any time before the vote is taken at the Annual Meeting by either (i) filing with our corporate secretary a written notice of revocation, (ii) sending in another duly executed proxy bearing a later date, or (iii) attending the meeting virtually and voting via the voting platform. Your last vote will be the vote that is counted.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our Board, which are described in this proxy statement. Our Board recommends you vote:

Proposal 1 Election of directors	Vote FOR each director nominee
Proposal 2 To consider and approve an amendment to the Company’s 2018 Omnibus Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 900,000 shares to a total of 1,050,000 shares.	Vote FOR
Proposal 3 To approve an advisory vote on the compensation of the Company’s named executive officers;	Vote FOR
Proposal 4 Ratification of the appointment of independent registered public accounting firm	Vote FOR

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock on the record date will constitute a quorum at the Annual Meeting, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

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What vote is required to approve each proposal?

Vote Required. Approval of each proposal (other than Proposal 1 (Election of directors)) to be considered and voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter (assuming we have a quorum as described above). Directors are elected by a plurality of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter (Proposal 1). A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted for that proposal but will be counted for purposes of whether there is a quorum at the meeting.

Effect of Broker Non-Votes. If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion on “routine” matters. Only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter at the Annual Meeting. Where a proposal is not routine, a broker who has not received instructions from its clients may not be permitted to exercise voting discretion. Votes that could have been cast on the matter in question if the brokers have received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.” Thus, if you do not give your broker or nominee specific instructions with respect to Proposals 1, 2 or 3, your shares may not be voted on those matters and will not be counted as a vote cast in determining the number of shares necessary for approval of those matters. Shares represented by such broker non-votes, however, will be counted in determining whether there is a quorum.

Can I dissent or exercise rights of appraisal?

Neither Nevada law nor our Articles of Incorporation or Bylaws provide our shareholders with dissenters’ or appraisal rights in connection with the proposals to be voted on at the Annual Meeting. If the proposals are approved at the Annual Meeting, shareholders voting against such proposals will not be entitled to seek appraisal for their shares.

Who pays for this proxy solicitation?

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of the Notice or proxy materials and any additional solicitation materials furnished to the shareholders. In addition to solicitation by mail, proxies may be solicited by our directors, officers, and regular employees by telephone or personal interview. These individuals will not receive any compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and we may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.

How many copies of the Notice or proxy materials are delivered to a shared address?

If you and one or more shareholders share the same address, it is possible that only one copy of the Notice or proxy materials was delivered to your address. This is known as “householding.” We will promptly deliver separate copies to you if you call or write us at our principal executive offices at 651 Corporate Circle, Suite 200, Golden, Colorado 80401 Attn: Corporate Secretary, telephone: (303) 384-1400. If you want to receive separate copies of the Notice or proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

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PROPOSAL 1      ELECTION OF DIRECTORS

Currently the size of our Board is set at a maximum of five directors. All of our directors are elected annually to serve a one-year term expiring at the next annual meeting of shareholders. Each nominee has consented to be named in this proxy statement and to serve as a director if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, each of the persons named in the proxy intend to vote in his or her discretion for a substitute who will be designated by our Board.

On September 9, 2021, the Board appointed Ryan Zink, the Company’s Chief Executive Officer to the Board of Directors. Also on September 9, 2021, Robert J. Stetson notified the Company of his intention not to stand for re-election to the Company’s Board of Directors at the 2022 Annual Meeting of Shareholders. Mr. Stetson will continue to serve as a director through the 2022 Annual Meeting. The Board has nominated Ms. Jennifer C. Stetson to replace Mr. Stetson. Ms. Stetson is Mr. Stetson’s daughter in law.

The following table sets forth certain information about the Company’s five director nominees.

Name	Age	Director Since	Other Positions Held with the Company
Geoffrey R. Bailey	70	1996	Chairman of the Board Chairman of the Compensation Committee
Charles E. Jobson	61	2017	Member of the Audit Committee Member of the Compensation Committee
Jason S. Maceda	53	2018	Chairman of the Audit Committee
Jennifer C. Stetson	42
Ryan M. Zink	43	2021	President and Chief Executive Officer

Business Experience

Geoffrey R. Bailey

Mr. Bailey is retired from his position as the President of The Bailey Company, LLLP, one of the largest franchisees of Arby’s restaurants. Mr. Bailey previously served as a director of The Erie County Investment Co., which owns 99% of The Bailey Company, a position he held from 1979 to 2018. The Bailey Company was previously a franchisee and joint-venture partner of the Company and a former large, multi-unit franchisee of Arby’s. Mr. Bailey is a graduate of the University of Denver with a Bachelor’s degree in Business Administration.

Mr. Bailey was selected to serve on our Board considering his substantial experience within the restaurant industry and his broad knowledge concerning corporate governance and management.

Charles E. Jobson

Mr. Jobson is currently CEO of Thrive Acquisition, a special purpose acquisition company traded on the NASDAQ seeking an acquisition in the health and wellness area. He has investment experience in the hedge fund and private equity areas. In 2019, he partnered with PAI Partners in taking Wessanen private. Wessanen is a leading European organic food company with brands such as Bjorg, Clipper Tea, Whole Earth, Bonneterre, Isola Bio, and Alter Eco. Mr. Jobson co-founded and ran Delta Partners, a long-short hedge fund from 1999-2019, reaching a peak asset level of $2.9 billion. Prior to launching Delta, Mr. Jobson was a Vice President and a member of an eight-person investment committee managing a $3.5 billion U.S. equity portfolio at Baring Asset Management, an international investment firm, from 1994 to 1998. From 1990-1994, Mr. Jobson was an equity analyst with State Street Research & Management, Inc. where his responsibilities included analysis of commodity and specialty chemicals, homebuilding, supermarkets/drug stores, and real estate investment trusts.

Mr. Jobson holds an undergraduate degree from Northwestern University and an MBA with a concentration in finance from the Fuqua School of Business at Duke University. Mr. Jobson is a member of the CFA Institute and the Boston Securities Analysts Society.

Mr. Jobson was selected to serve on our Board considering his substantial experience in financial and capital markets.

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Jason S. Maceda

Mr. Maceda is President, Baskin-Robbins, an Inspire Brands company, responsible for all aspects of the business including operations, marketing and development. From July 2017– December,2020, Mr. Maceda was Senior Vice President, Baskin Robbins U.S. and Canada.  Mr. Maceda previously served as the Dunkin’ Brands’ Vice President of U.S. Financial Planning and Corporate Real Estate from 2012 to 2017. As a twenty-three year employee of Inspire Brands (Inspire Brands acquired Dunkin’ Brands (Dunkin’ Donuts & Baskin Robbins) in 2020), Mr. Maceda has held several leadership positions in the Dunkin’ Brands Finance Department.  Prior to Dunkin’ Brands, he held a supervisory position in the finance department of Davol Inc., a subsidiary of C.R. Bard Inc., a multi-national manufacturer of healthcare products. He began his career in public accounting with Ernst & Young.  He also is the Treasurer and a Board member of the Joy in Childhood Foundation where the primary mission is to bring joy to sick and hungry children.  He holds an undergraduate degree and MBA from the University of Rhode Island.

Mr. Maceda was selected to serve on our Board considering his substantial experience within the food and beverage industry and his broad knowledge concerning finance and management.

Jennifer C. Stetson

Ms. Stetson is the Asset Manager for US Restaurant Properties, a privately-owned landlord of chain restaurant properties, a position she has held since February 2019.  Additionally, since 2010, Ms. Stetson has been the Asset Manager for SLKW Investments, a privately-owned company that invests in private and public businesses with a focus on finance, REITs and restaurants.  From 2004 – 2010 she held various Production and Postproduction positions at HBO Films and from 2001 to 2003 she was an investment banker at then Credit Suisse First Boston.  She holds a Bachelor’s Degree in Economics from Harvard University. She is also a Special Advisor to the GEANCO Foundation, which saves and transforms lives in Africa.

Ms. Stetson is the daughter-in-law of Mr. Robert Stetson who is the managing member and is a beneficial owner of SLKW Investments, LLC.

Ms. Stetson was selected to serve on our Board considering her substantial experience in financial and capital markets and restaurant real estate as well as her significant experience within the restaurant industry and her broad knowledge concerning development and finance.

Ryan M. Zink

Mr. Zink currently serves as the Company’s President and Chief Executive Officer, a position he has held since April 2020. Mr. Zink was appointed to the Board of Directors in September 2019. Prior to his appointment as Chief Executive Officer, Mr. Zink was the Company’s Acting Chief Executive Officer, a position he held beginning in October 2019 concurrently with his roles as the Company’s Chief Financial Officer and Treasurer, which roles he was initially appointed to in July 2017. From March 2014 to July 2017, Mr. Zink held positions with INVISTA, a wholly-owned subsidiary of Koch Industries Inc., most recently as Corporate Finance Director. From January 2000 to March 2014, he served in various capacities with F&H Acquisition Corp., parent of the Fox and Hound, and Champps restaurant brands, including Senior Vice President of Finance, and more recently as Chief Operating Officer for its Champps concept. In December 2013, F&H Acquisition Corp. filed a petition seeking relief under Chapter 11 of the United States Bankruptcy Code. Prior to his service with F&H, Mr. Zink worked in audit and assurance services with KPMG, LLP.

Mr. Zink was selected to serve on our Board in light of his in-depth understanding of our business, extensive full-service restaurant experience, and significant knowledge in the areas of corporate finance and management.

Vote Required for Approval

Directors are elected by a plurality of the votes cast by the holders of our Common Stock present or represented by proxy at the meeting and entitled to vote on the matter. Broker non-votes and abstentions will not count as votes in favor of or against election of the directors and will have no effect on the vote total for the election of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” EACH DIRECTOR NOMINEE FOR PROPOSAL 1

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PROPOSAL 2      APPROVAL OF 2018 PLAN AMENDMENT

To consider and approve an amendment to the Company’s 2018 Omnibus Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 900,000 shares to a total of 1,050,000 shares.

Vote Required for Approval

Approval of Proposal 2 will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present or represented by proxy at the meeting and entitled to vote on the matter. Broker-non votes and abstentions will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

The Company’s 2018 Omnibus Equity Incentive Plan was previously amended effective February 9, 2021 (as amended, the “2018 Plan”). On November 30, 2021, our Board unanimously approved a second amendment to the Company’s 2018 Omnibus Equity Incentive Plan (the “2018 Plan Second Amendment”) that would increase the number of shares of Common Stock available for issuance thereunder from 900,000 shares to a total of 1,050,000 shares and directed the submission of the amendment for approval by the Company’s shareholders at the 2022 Annual Meeting.

As of December 15, 2021, 806,580 shares had been reserved under the 2018 Plan for awards previously granted to the Company’s employees, non-employee directors, and consultants, and an additional 93,420 shares remained available for award at such date.

The Board considers the proposed increase in the number of shares of Common Stock available for issuance under the 2018 Plan desirable because it will give the Board the flexibility to issue additional awards to employees, non-employee directors, and consultants of the Company and our affiliates. The Board believes that the success of the Company is largely dependent on its ability to attract, retain and motivate highly-qualified employees and non-employee directors, and that by continuing to offer them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract, retain and motivate such persons. Further, the Company strongly believes in aligning the interests of its directors, employees (especially its executive officers) and consultants with those of its shareholders. We expect to use these grants for senior leaders within the Company in addition to grants made to directors and/or executive officers. Past grants received by our named executive officers and directors under the 2018 Plan during the 2021 fiscal year are set forth in this Proxy Statement in the sections titled “Executive Compensation” and “Director Compensation”, respectively.

As of December 15, 2021, the last trading day prior to the Company’s filing of this Proxy Statement with the SEC, the fair market value of a share of our common stock was $4.31, which was the closing price quoted on the NASDAQ capital market on such date.

Set forth below is a summary of the principal provisions of the 2018 Plan, as amended by the proposed 2018 Plan Second Amendment. The summary is qualified by reference to the full text of the proposed 2018 Plan Second Amendment which is attached hereto as Annex A, the full text of the prior amendment to the 2018 Plan effective February 9, 2021 previously filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed December 18, 2020 and incorporated herein by reference, and the full text of the 2018 Plan which was previously filed as Annex A to the Company’s Proxy Statement on Schedule 14A filed April 25, 2018 and incorporated herein by reference.

Background

On April 13, 2018, the Board adopted, subject to shareholder approval, the Good Times Restaurants Inc. 2018 Omnibus Equity Incentive Plan, as effective May 24, 2018. On November 30, 2020, the Board adopted, subject to shareholder approval, an amendment to the Company’s 2018 Plan (the “First Amendment”) that increased the number of shares of Common Stock available for issuance thereunder from 750,000 shares to a total of 900,000 shares. The First Amendment was approved by shareholders and effective on February 9, 2021.

Summary of 2018 Plan Features

Purpose

The purpose of the 2018 Plan is to promote the success and enhance the value of the Company by linking the personal interests of the participants to those of the Company's shareholders, and by providing participants with an incentive for outstanding performance. The 2018 Plan is further intended to provide flexibility to the Company in its ability to attract, motivate and retain the services of participants upon whose judgment, interest, and special effort the success of the Company is substantially dependent.

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Administration

The 2018 Plan is administered by the Compensation Committee. The Compensation Committee must be comprised of at least two (2) independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “independent” director for purposes of the applicable NASDAQ Listing Rules. The Compensation Committee, by majority action, is authorized to interpret the 2018 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2018 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2018 Plan, to the extent they are not inconsistent with the 2018 Plan.

Subject to the express provisions of the 2018 Plan, the Compensation Committee has the authority to: (a) designate the participants who are entitled to receive awards; (b) determine the types of awards and the times when awards will be granted; (c) determine the number of awards to be granted and the number of shares to which an award will relate; (d) determine the terms and conditions of any award; (e) establish any restrictions or limitations on the award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee determines; (f) determine whether, to what extent, and in what circumstances an award may be settled in, or the exercise price or purchase price of an award may be paid in cash, stock, or other awards, or other property, or whether an award may be cancelled, forfeited, exchanged or surrendered; (g) prescribe the form of each award agreement, which need not be the same for each participant; (h) decide all other matters that must be determined in connection with an award; (i) interpret the terms of, and determine any matter arising pursuant to, the 2018 Plan or any award agreement; (j) make all other decisions or determinations that may be required pursuant to the 2018 Plan or an award agreement as the Compensation Committee deems necessary or advisable to administer the 2018 Plan, including, without limitation, establishing, adopting or revising any rules and regulations as it deems necessary or advisable to administer the 2018 Plan; and (k) correct any defects and reconcile any inconsistencies in the 2018 Plan or any award agreement. The Compensation Committee may, in its discretion, make a limited delegation of its authority to grant awards under the 2018 Plan to individuals who are not subject to Section 16 of the Exchange Act.

In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2018 Plan.

Stock Subject to 2018 Plan

The total number of shares of common stock reserved under the 2018 Plan is 900,000 which will be increased to 1,050,000 if the 2018 Plan Second Amendment is approved by shareholders. The number of shares reserved under the 2018 Plan will be reduced by one share of stock for each share subject to option and SARs and by two shares of stock for each share subject to awards other than options and SARs. Subject to the express provisions of the 2018 Plan, if any award granted under the 2018 Plan terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2018 Plan. In the event that any shares are tendered or withheld to pay the exercise price of a stock-settled SAR or option (for example, through a broker-assisted “cashless” exercise of an option), then the shares so tendered or withheld shall be added to the shares available for grant under the 2018 Plan. In the event that any shares are tendered or withheld to satisfy a tax withholding obligation arising in connection with an award, then the shares so tendered or withheld shall be added to the shares available for grant under the 2018 Plan.

Individual Limitations on Awards

The maximum number of shares of common stock that may be granted to any one participant during any one fiscal year with respect to one or more awards is 100,000. The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the date of grant in accordance with applicable accounting rules) of shares subject to awards granted to any one participant who is a non-employee director during any one fiscal year shall not exceed $250,000.

Eligibility and Participation

All employees, officers, non-employee directors of, and certain consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2018 Plan. In addition, prospective employees and non-employee directors are eligible to participate in the 2018 Plan but no portion of any such award will vest, become exercisable, be issued or become effective prior to the date on which such individual begins providing services to the Company.

Types of Awards Available Under the 2018 Plan

The following types of awards may be granted pursuant to the 2018 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance units, stock grants and stock units.

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Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2018 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2018 Plan will be at least 100% of the fair market value of Company stock on the date granted and no option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase. No dividend equivalents may be awarded in connection with any option granted under the 2018 Plan. No option may be repriced without the prior approval of the Company’s shareholders.

Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2018 Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash, stock, or a combination thereof. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date. No dividend equivalents may be awarded in connection with any SAR granted under the 2018 Plan. No SAR may be repriced without the prior approval of the Company’s shareholders.

Restricted Stock. The Compensation Committee may grant restricted stock under the 2018 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.

Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2018 Plan. A restricted stock unit award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.

Stock Grant Awards. The Compensation Committee may grant stock grant awards under the 2018 Plan upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Stock Unit Awards. The Committee may grant stock unit awards under the 2018 Plan upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Performance Shares. The Compensation Committee also may grant performance share awards under the 2018 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.

Performance Units. The Compensation Committee also may grant performance unit awards under the 2018 Plan. A performance unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance unit will have a value determined by the Compensation Committee at the time of grant.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2018 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

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Change in Control

Subject to the provisions of the 2018 Plan or as otherwise provided in the award agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange or market on which the shares are listed or traded:

•	Any and all stock options and SARs granted shall be accelerated to become immediately exercisable in full;

•	Any period of restriction and other restrictions imposed on restricted stock or restricted stock units shall lapse, and restricted stock units shall be immediately settled and payable;

•	The target payout opportunities attainable under all outstanding awards of performance-restricted stock, performance-restricted stock units, performance shares and performance units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change in control;

•	The vesting of all awards denominated in shares of stock shall be accelerated as of the effective date of the change in control, and shall be paid out to participants within 30 days following the effective date of the change of control; and

•	To the extent permitted by Section 409A of the Code, awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the change in control.

Subject to certain conditions set forth in the 2018 Plan, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an award, cash settlement, or other payment shall occur with respect to any award if the Compensation Committee reasonably determines in good faith prior to the occurrence of a change in control that such award shall be honored or assumed, or new rights substituted therefor by any successor, all as described in the 2018 Plan.

For purposes of the 2018 Plan, the term Change in Control shall generally occur upon the occurrence of any one or more of the following events:

•	Any person acquires beneficial ownership, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's securities.

•	Within any 24-month period, the individuals who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the directors or the board of any successor to the Company; provided, however, that any director elected or nominated for election to the board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for this purpose;

•	The shareholders approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), and immediately following the consummation of which the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power of: (a) in the case of a merger or consolidation, the surviving or resulting entity; (b) in the case of a share exchange, the acquiring entity; or (c) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring entity which, immediately following the relevant Corporate Event, holds more than 5% of the consolidated assets of the Company immediately prior to such Corporate Event; or any other event occurs which the Board declares to be a Change in Control.

Non-Transferability

Unless otherwise determined by the Compensation Committee, no award granted under the 2018 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Adjustment Provisions

If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number or class of shares of stock available under the 2018 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, the performance targets or goals applicable to outstanding awards, or any other term of an award that are affected by the event shall be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2018 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, any adjustments made shall be made consistent with the requirements of Section 409A of the Code.

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Clawback

Every award granted under the 2018 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission (“SEC”) and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Amendment, Modification and Termination of 2018 Plan

Subject to the Board or Compensation Committee’s right to terminate, amend or modify the 2018 Plan at any time, the 2018 Plan will remain in effect until all awards issued under the 2018 Plan expire, terminate, are exercised or are paid in full in accordance with the 2018 Plan provisions and any award agreement. However, no award may be granted under the 2018 Plan after the tenth anniversary of the date the 2018 Plan is approved by the Company’s shareholders.

The Board or Compensation Committee has discretion to terminate, amend or modify the 2018 Plan at any time. Any such action of the Board is subject to the approval of the shareholders to the extent required by the 2018 Plan, law, regulation or the rules of any exchange on which Company stock is listed. Except as otherwise provided in the 2018 Plan, neither the Board nor the Compensation Committee may do any of the following without shareholder approval: reduce the exercise price, or base value of any outstanding award, including any option or SAR; increase the number of shares available under the 2018 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of Company stock on the grant date; reprice previously granted option SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of awards available for grant under the 2018 Plan; or expand the class of individuals eligible to participate in the 2018 Plan.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any award under the 2018 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Committee will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2018 Plan based on federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences. As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant and makes the timely election permitted by Section 83(b) of the Code.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock (where no 83(b) election is made), or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, or performance units, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. Subject to the deduction limitations of Section 162(m) of the Code, if any, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the exercise price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences described for nonqualified stock options will apply.

If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2018 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2018 Plan in such a manner.

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Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates

To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the affiliate for which the employee performs services will, subject to the deduction limitations of Section 162(m) of the Code, be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Plan Participants, Basis of Participation and New Plan Benefits

The issuance of any future awards under the 2018 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Nevertheless, as of the fiscal year ended September 28, 2021 (“Fiscal Year 2021”), three executive officers, four non-employee directors, approximately 2,315 other employees and no consultants were eligible to participate in the Plan. In Fiscal Year 2021, one executive officer (the Chief Executive Officer) received 100,000 (10,000 performance shares of common stock and 90,000 Incentive Stock Options), four non-employee directors each received 3,237 shares of common stock, no other employees and no consultants received awards under the 2018 Plan. Directors, officers, and employees of the Company and its subsidiaries may be considered to have an interest in the 2018 Plan because they may receive awards under it. The basis of participation of 2018 Plan participants will be in accordance with their status as a member of one of the above classes, subject to determination by the Compensation Committee of which participants will receive grants and the nature, size and terms of such grants, in its sole discretion based on such criteria as it deems appropriate.

Equity Compensation Plan Information

See “Securities Authorized for Issuance Under Equity Compensation Plans” described in the “Equity Compensation Plan Information” section of this Proxy Statement.

Vote Required for Approval

Approval of Proposal 2 will require the affirmative vote of a majority of the votes cast by the holders of our common stock present or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2

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PROPOSAL 3      advisory vote on the compensation of the Company’s named executive officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s shareholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the rules promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests.

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to express your views regarding our executive compensation policies and procedures for named executive officers as disclosed in this Proxy Statement. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement.

Accordingly, we ask our shareholders to vote “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the summary compensation tables and related narrative information set forth in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote.

We currently hold our say-on-pay vote every two years and the next vote will be in 2024. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2025.

Vote Required for Approval

Approval of Proposal 3 will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Broker-non votes and abstentions will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3

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PROPOSAL 4      RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended September 28, 2021, was Moss Adams LLP (“Moss Adams”). It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Company has selected Moss Adams as the Company’s principal independent registered public accounting firm for the fiscal year ending September 27, 2022. Shareholder ratification of the appointment is not required under the laws of the State of Nevada, but the Board has decided to ascertain the position of the shareholders on the appointment. The Company will reconsider the appointment if it is not ratified. Even if the appointment is ratified, the Company may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Company feels that such a change would be in the Company’s and its shareholders’ best interests.

Vote Required

Proposal 4 will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast opposing such proposal. Broker non-votes and abstentions will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” PROPOSAL 4

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CORPORATE GOVERNANCE

Director Independence

The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “GTIM”. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined under NASDAQ Rule 5605(a)(2).

The Board has determined that of the current directors and the director nominee Messrs. Bailey, Jobson and Maceda and Ms. Stetson, are independent under the NASDAQ listing standards, while Mr. Zink is not independent under such standards. The Board has also determined that each of the three current members of the Audit Committee is independent under the NASDAQ listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that each of the three current members of the Compensation Committee is independent under the NASDAQ listing standards and Rule 10C-1 under the Exchange Act.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board. However, the Board has determined that separating these roles is in the best interests of the Company’s shareholders at this time. The Board believes that this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Risk Oversight

Material risks are identified and prioritized by the Company’s management and reported to the Board for oversight. The Board administers the Board’s risk oversight function. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each. In addition, the Board continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Code of Ethics

The Company has adopted a Code of Business Conduct which applies to all directors, officers, employees, and franchisees of the Company. The Code of Business Conduct was filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003. The Code of Business Conduct is also available on the Company’s website at investors.goodtimesburgers.com.

Board Committees

The standing committees of the Board are the Audit Committee, which is currently comprised of Messrs. Maceda (Chairman) Jobson and Stetson; and the Compensation Committee, which is currently comprised of Messrs. Bailey (Chairman), Jobson and Stetson. As discussed under the heading “Nominee Selection Process” below, there is no standing nominating committee of the Board and instead the Board, as a whole, acts as the nominating committee for the selection of nominees for election as directors.

Audit Committee

The Board has determined that all of the members of the Audit Committee are independent under the NASDAQ listing standards and Rule 10A-3 under the Exchange Act. In addition, the Board has determined that Messrs. Jobson, Maceda and Stetson qualify as audit committee financial experts, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of the Company’s financial reports and information. In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their audit, and reviewing the Company’s internal accounting controls. The Audit Committee operates pursuant to a written charter adopted by the Board on November 30, 2020. A current copy of the Audit Committee Charter is available on our website at investors.goodtimesburgers.com. The Audit Committee held four meetings during the fiscal year ended September 28, 2021.

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Compensation Committee

The Board has determined that all of the members of the Compensation Committee are independent under the NASDAQ listing standards and Rule 10C-1 under the Exchange Act. The function of the Compensation Committee is to consider and determine all matters relating to the compensation of the President and Chief Executive Officer and other executive officers, including matters relating to the employment agreements. The Compensation Committee held one meeting during the fiscal year ended September 28, 2021.

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table in this proxy statement (the “Named Executive Officers”). Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance against those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board. The Compensation Committee has also been appointed by the Board to administer our 2018 Omnibus Equity Incentive Plan. The Compensation Committee does not delegate any of its authority to other persons.

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs for executive management. The Compensation Committee reviews and determines the base salaries for the Named Executive Officers and approves awards to the Named Executive Officers under the Company’s equity compensation plans.

In determining the amount and form of compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee obtains input from the Chief Executive Officer regarding the duties, responsibilities, and performance of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary levels for all Named Executive Officers and the award levels for all Named Executive Officers under the Company’s equity compensation programs. No Named Executive Officer attends any executive session of the Compensation Committee or is present during final deliberations or determinations of such Named Executive Officer’s compensation. The Chief Executive Officer also provides input with respect to the amount and form of compensation for the members of the Board.

The Compensation Committee has the authority to directly engage, at the Company’s expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of executive and director compensation.

The Compensation Committee operates pursuant to a written charter adopted by the Board. A current copy of the Compensation Committee Charter is available on our website at investors.goodtimesburgers.com.

Communication with Directors

The Board welcomes questions or comments about us and our operations. Those interested may contact the Board, as a whole, or any one or more specified individual directors by sending a letter to the intended recipients’ attention in care of Good Times Restaurants Inc., Attention: Corporate Secretary, 651 Corporate Circle, Suite 200, Golden, CO 80401. All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

Director Attendance at Meetings

There were six meetings of the Board held during the fiscal year ended September 28, 2021. No member of the Board attended fewer than 75% of the Board meetings and applicable committee meetings for the fiscal year ended September 28, 2021.

The Company does not have a formal policy on director attendance at the annual meeting. Three of the current directors of the Company attended the 2021 Annual Meeting of Shareholders, which was held on February 9, 2021. Director Nominee Jason S. Maceda was absent.

Nominee Selection Process

Our Board, as a whole, acts as the nominating committee for the selection of nominees for election as directors. We do not have a separate standing nominating committee since we require that our director nominees be approved as nominees by a majority of our independent directors. The Board will consider suggestions by shareholders for possible future nominees for election as directors at the next annual meeting when the suggestion is delivered in writing to the corporate secretary of the Company by August 25 of the year immediately preceding the annual meeting.

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The Board selects each nominee, subject to recommendation by related parties, contractual representation or designation rights held by certain shareholders, based on the nominee’s skills, achievements, and experience, with the objective that the Board as a whole should have broad and relevant experience in high policymaking levels in business and a commitment to representing the long-term interests of the shareholders. The Board believes that each nominee should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity.

The Board evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend a group that will effectively contribute to our long-term success and represent Shareholder interests. In determining whether to recommend a director for re-election, the Board also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

When seeking candidates for director, the Board solicits suggestions from incumbent directors, management, shareholders, and others. The Board does not have a charter for the nominating process.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business.

Ms. Jennifer Stetson was recommended for nomination to the Board by Mr. Robert Stetson, a current Director who is not seeking reelection. Ms. Stetson is Mr. Stetson’s daughter in law. The full Board considered this recommendation and determination to make the nomination of Ms. Stetson for election at the Annual Meeting in accordance with the criteria set forth above. All other Director nomination recommendations were made and approved by the full Board.

The Company’s insider trading policy prohibits directors and officers from entering into hedging or monetization transactions, or similar arrangements, with respect to our securities, but no such prohibition exists for employees who are neither officers nor directors of the Company.

Directors’ Compensation:

Each non-employee director receives $20,000 annually, payable $5,000 quarterly for four regularly scheduled Board meetings and an additional $1,500 for each additional in-person meeting. The Chairman of the Board receives an additional $2,500 for each meeting.

Members of the Audit Committee each receive $1,000 annually, payable $250 quarterly for four meetings. The Chairman of the Audit Committee receives an additional $10,000 annually, payable $2,500 quarterly.

Members of the Compensation Committee each receive $1,000 annually, payable $250 quarterly.

Directors stock compensation is granted on a discretionary basis. In January 2021 our directors received a discretionary grant valued at $9,000 per director based on grant date fair value under FASB ASC Topic 718.

The following table sets forth compensation information for the fiscal year ended September 28, 2021with respect to directors:

Director Compensation Table for Fiscal Year Ended September 28, 2021:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Stock Awards ($) (1)	Total $
Geoffrey R. Bailey	31,000	-	9,000	40,000
Charles E. Jobson	22,000	-	9,000	31,000
Jason S. Maceda	31,000	-	9,000	40,000
Robert J. Stetson	22,000	-	9,000	31,000
Ryan M. Zink(2)	-	-	-	-

(1)	Reflects the discretionary grant of common stock granted to each director in fiscal 2021. The grant date fair value of the common stock awarded granted to the directors is determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). These stock grants vested immediately upon grant. The Company's accounting treatment for equity awards is set forth in Note 7 of the notes to the Company's 2021 consolidated financial statements.
(2)	Mr. Zink, the Company’s Chief Executive Officer, does not receive any additional compensation for his service on the Board of Directors.

As of September 28, 2021, the following non-employee directors held stock equity compensation awards to purchase the following number of shares of our Common Stock: Mr. Bailey 18,496. Mr. Bailey exercised 5,000 non-qualified stock options to purchase common stock on December 1, 2021, that would have otherwise expired on December 14, 2021.

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As of September 28, 2021, the following non-employee directors held restricted stock units as follows: Messrs. Bailey, Jobson, Maceda and Stetson 914 shares. These restricted stock units vested on November 16, 2021 and converted to common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of fiscal 2020, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest.

AUDIT COMMITTEE REPORT

Management is responsible for the internal controls and financial reporting process for the Company. The independent registered public accounting firm for the Company is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report on those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the Company’s financial statements for the fiscal year ended September 28, 2021. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Good Times Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended September 28, 2021, for filing with the SEC.

Audit Committee

Jason S. Maceda, Chairman
Charles E. Jobson
Robert J. Stetson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION

Audit Fees

The aggregate fees billed for professional services rendered by Moss Adams for its audit of the Company’s annual financial statements and its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, were $194,250 for the fiscal year ended September 28, 2021compared to $182,040 in fees for the fiscal year ended September 29, 2020.

Audit-Related Fees

The aggregate fees billed to the Company for all other audit related fees for services rendered by Moss Adams for the fiscal year ended September 28, 2021 were $17,600 compared to $12,075 in fees for the fiscal year ended September 29, 2020. These fees are primarily related to audit services provided in connection with other regulatory or statutory filings and a 401(k) Plan audit.

Tax Fees

Beginning in the fiscal year ended 2021, the Company engaged a firm other than Moss Adams to prepare the Company’s tax returns, whereas previously Moss Adams had prepared and reviewed the Company’s tax returns and performed limited tax consulting work. The aggregate fees billed by Moss Adams for the preparation and review of the Company’s tax returns, as well as for limited tax consulting work, during the fiscal year ended September 28, 2021 were zero, compared to $78,000 in fees for the fiscal year ended September 29, 2020.

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All Other Fees

Other than the fees described above, there were no aggregate fees billed by Moss Adams for the fiscal years ended September 28, 2021and September 29, 2020.

Policy on Pre-Approval Policies of Auditor Services

Under the provisions of the Audit Committee Charter, all audit services and all permitted non-audit services provided by our independent auditors, as well as fees and other compensation to be paid to them, must be approved in advance by our Audit Committee. All audit and other services provided by Moss Adams during the fiscal years ended September 28, 2021 and September 29, 2020, and the related fees as discussed above, were approved in advance in accordance with SEC rules and the provisions of the Audit Committee Charter. There were no other services or products provided by Moss Adams to us or related fees during the fiscal years ended September 28, 2021 and September 29, 2020 except as discussed above.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

We maintain the equity awards granted under the 2008 Omnibus Equity Incentive Compensation Plan (the “2008 Plan”), as amended September 14, 2008, as further amended on May 24, 2018. Awards made under the 2008 Plan remain outstanding and continue to be subject to the terms and conditions of the 2008 Plan. No additional awards may be granted under the 2008 Plan. On May 24, 2018, our shareholders approved the 2018 Omnibus Equity Incentive Plan and an amendment on February 9, 2021 (collectively, the “2018 Plan”). The total number of shares available for issuance under the 2018 Plan is 900,000. On November 30, 2021 the Board of Directors approved, subject to shareholder approval at the 2022 Annual Meeting, a second amendment to the 2018 Plan to increase the shares available for issuance from 900,000 to 1,050,000. For additional information, see Note 7, Shareholders’ Equity, in the Notes to the Consolidated Financial Statements included in the Annual Report and Annex A. The following table gives information about equity awards under our plans as of September 28, 2021:

Equity Compensation Plan Information:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants & rights (1)	Weighted-average exercise price of outstanding options, warrants & rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	505,767	$3.63	191,932

(1)	In addition to shares underlying outstanding options, the amount in column (a) includes 61,952 shares of common stock subject to restricted stock units (with an exercise price of $0) that entitle each holder to one share of common stock for each unit that vests over the holder’s period of continued service or based upon the achievement of certain performance criteria.
(2)	Excludes restricted stock units which are issued with an exercise price of $0.

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OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of the Company’s Common Stock as of December 15, 2021 by each person known by the Company to be the beneficial owner of more than five percent of the shares of the Company’s Common Stock, each director and director nominee and each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The address for the directors, nominees and officers is 651 Corporate Circle, Suite 200, Golden, Colorado 80228.

HOLDER:	Number of shares beneficially owned**		Percent of class (1)
Directors and Officers:
Geoffrey R. Bailey, Director	71,438	(2)		*
Charles E. Jobson, Director	2,275,183	(3)	18.18%
Jason S. Maceda, Director	43,791			*
Jennifer C. Stetson, Director Nominee	222,340	(4)	1.77%
Robert J. Stetson, Director	577,608	(5)	4.61%
Ryan M. Zink, Director, President and Chief Executive Officer	229,316	(6)	1.81%
Scott G. LeFever, Vice President of Operations	42,432	(7), (8)		*
All current directors, the director nominee and executive officers as a group (7 persons)	3,239,768		25.52%
Former Directors and Officers:
Susan M. Knutson, Former Controller and Corporate Secretary	-	(9)	-
Margaret E. Regalia, Former Vice President of Finance and Corporate Secretary	-	(10)	-

(1)	Based on 12,539,694 shares of Common Stock outstanding as of December 15, 2021.
(2)	Includes 13,496 shares underlying presently exercisable stock options.
(3)	Includes 332,570 shares held by the Jobson Family Foundation and 126,024 held by the Charles E. Jobson Irrevocable Trust. Mr. Jobson is the trustee of the Jobson Family Foundation and the Charles E. Jobson Irrevocable Trust.
(4)	Includes 222,340 shares held by SLKW Investments, LLC. Ms. Stetson is the Asset Manager of SLKW Investments, LLC.
(5)	Includes 222,340 shares held by SLKW Investments, LLC; 24,000 shares held by Leanlien, LLC; and 328,040 shares of common stock held directly by Mr. Stetson. Mr. Stetson is the managing member and is a beneficial owner of SLKW Investments, LLC. Leanlien, LLC is a trust in which Mr. Stetson has sole voting and investment power and beneficially owns 61% and his children beneficially own 39% of Leanlien, LLC.
(6)	Includes 106,726 shares underlying presently exercisable stock options.
(7)	Includes 36,108 shares underlying presently exercisable stock options
(8)	On December 11, 2021, Mr. LeFever notified the Company of his intent to retire effective March 31, 2021.
(9)	Ms. Knutson retired from the Company effective May 31, 2021.
(10)	Ms. Regalia ceased being an executive officer of the Company on December 3, 2021 and her last day of employment with the Company will be December 17, 2021.
*	Under 1% of class.
**	Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

21

EXECUTIVE COMPENSATION

Executive Officers

The current executive officers of the Company are as follows:

Name	Age	Position	With Company Since:
Ryan M. Zink	43	Chief Executive Officer	July 2017
Scott G. LeFever	63	Vice President of Operations, Good Times Burgers and Frozen Custard	September 1987

Ryan M. Zink’s biography is set forth above under Proposal 1 “Election of Directors”.

Scott G. LeFever has been Vice President of Operations for Good Times Burgers and Frozen Custard since August 1995 and has been involved in all phases of operations with direct responsibility for restaurant service performance, personnel, and cost controls. On December 11, 2021 Mr. LeFever informed the Company of his intention to retire from the Company effective March 31, 2022.

Executive officers do not have fixed terms and serve at the discretion of the Board and subject to the terms of their employment agreements. There are no family relationships among the executive officers, directors or director nominees.

22

The following table sets forth compensation information for the fiscal years ended September 28, 2021 and September 29, 2020 with respect to the Named Executive Officers:

Summary Compensation Table for the Fiscal Years Ended September 28, 2021 and September 29, 2020:

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Comp. (3) (4)	Total
Ryan M. Zink, President, Chief Executive Officer, Corporate Secretary, and Treasurer	2021	$275,000	$300,000	$27,800	$110,070	$25,576	$738,446
	2020	$254,808	$150,000	$-	$-	$17,199	$422,007
Scott G. LeFever, Vice President of Operations, Good Times Burgers & Frozen Custard	2021	$162,225	$65,000	$-	$-	$19,011	$246,236
	2020	$165,345	$58,401	$-	$-	22,247	$245,993
Margaret E. Regalia, Former Vice President of Finance, Treasurer and Corporate Secretary	2021	$125,923	$-	$-	$-	$1,454	$127,377
	2020	$-	$-	$-	$-	-	-
Susan M. Knutson, Former Controller and Corporate Secretary	2021	$95,208	$-	$-	$-	$21,705	$116,913
	2020	$136,475	$32,136	$-	$-	$14,380	$182,991

(1)	The amounts indicated for bonuses represent the amounts earned during the fiscal year pursuant to a performance-based incentive compensation plan set forth at the beginning of each fiscal year, which includes both a quantitative and qualitative assessment of performance. The amount for Mr. Zink includes a one-time $200,000 bonus paid in connection with the renegotiation of his employment agreement in December 2020. The remaining $100,000 bonus was a discretionary bonus awarded by the board in recognition of Mr. Zink’s performance in fiscal 2021.
(2)	The value of equity awards shown for fiscal 2021 represents the grant date fair value calculated pursuant to ASC Topic 718 and does not include any reduction in value for the possibility of forfeiture. The Company's accounting treatment for equity awards is set forth in Note 7 of the notes to the Company's 2021 consolidated financial statements. There were no option awards re-priced in 2021.
(3)	The amounts indicated for Messrs. Zink, LeFever and Ms. Knutson include an automobile allowance, long-term disability and the Company’s matching contribution to the 401(k) Plan. The amount indicated for Ms. Knutson also includes payout of unused accrued vacation due upon termination of employment pursuant to Colorado law and a years of service award presented to Ms. Knutson upon her retirement on May 21, 2021.
(4)	The amounts indicated for Ms. Regalia include the Company’s matching contribution to the 401(k) Plan. Ms. Regalia became an officer in May 2021, ceased being an executive officer of the Company on December 3, 2021 and her last day of employment with the Company will be December 17, 2021.

There were no SARs granted during the fiscal years ended September 28, 2021 or September 29, 2020, nor has there been any nonqualified deferred compensation paid to any Named Executive Officer during the fiscal years ended September 28, 2021 or September 29, 2020. The Company does not have any plans that provide for specified retirement payments and benefits at, following or in connection with retirement.

23

The following table sets forth information as of September 28, 2021 on all unexercised options and unvested stock awards previously awarded to the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards						Stock Awards
	# of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable (#)		Option Exercise Price $	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Ryan M. Zink	9,000	6,000	(1)	$5.00	10/12/28	-	-
	7,726	5,150	(2)	$4.66	11/16/28	-	-
	90,000	-	(3)	$2.33	12/23/27	-	-
Scott G. LeFever	7,089	-	(4)	$5.29	11/23/25	-	-
	12,500	-	(5)	$3.15	11/16/26	-	-
	5,222	3,481	(6)	$4.66	11/16/28	-	-
	6,854	4,570	(7)	$3.55	06/27/28	-	-
	4,443	-	(8)	$4.25	07/23/28	-	-
Susan M. Knutson	-	-	(9)	-	-	-	-
Margaret E. Regalia	-	-	(10)	-	-	-	-

(1)	The options were granted on October 12, 2018. Assuming continued employment with the Company, the shares under the stock award vest ratably over a five-year period and become fully vested on October 12, 2023.
(2)	The options were granted on November 16, 2018. Assuming continued employment with the Company, the shares under the stock award vest ratably over a five-year period and become fully vested on November 16, 2023.
(3)	The options were granted December 24, 2020. The options vested on April 5, 2021, the date on which the price of the Company common stock traded on the Nasdaq Capital Market) was $4.00, as measured based on the trailing 60 calendar days.
(4)	The options were granted on November 23, 2015. The shares under the stock award vested ratably over a five-year period and became fully vested on November 23, 2020.
(5)	The options were granted on November 16, 2016. The shares under the stock award vested ratably over a five-year period and became fully vested on November 16, 2021.
(6)	The options were granted on November 16, 2018. The shares under the stock award vested ratably over a five-year period and became fully vested on November 16, 2021.
(7)	The options were granted on June 27, 2018. Assuming continued employment with the Company, the shares under the stock award vest ratably over a five-year period and become fully vested on June 27, 2023.
(8)	The options were granted on July 23, 2018 in a value for value exchange of options issued on March 13, 2015, whereby the previous awards were cancelled. The shares underlying the options were issued fully vested.
(9)	Ms. Knutson retired from the Company effective May 31, 2021.
(10)	Ms. Regalia ceased being an executive officer of the Company on December 3, 2021 and her last day of employment with the Company will be December 17, 2021.

24

Employment Agreements

Ryan M. Zink:

Ryan M. Zink: Pursuant to Mr. Zink’s second amended and restated employment agreement (the “Zink Employment Agreement”), dated December 24, 2020 (the “Effective Date”), Mr. Zink (in this description, the “Executive”) will receive a minimum annual base salary of $275,000, which base salary may be increased, but not decreased, if the Company’s Board determines that such increase is appropriate based upon a performance review of Mr. Zink. The agreement also provided Mr. Zink a $200,000 up-front cash bonus, of which $150,000, net of deductions for taxes and applicable withholdings, was required to be used to acquire shares of the Company’s stock on the open market during permitted trading windows (amounts expended by Mr. Zink on or after December 17 and prior to December 24, 2020 were applied towards such expenditure requirement), as well as certain equity incentive grants, including initial grants of 90,000 options and 10,000 performance shares, and an entitlement to receive an additional grant of 80,000 options which were granted on September 29, 2021. Vesting of the incentive grants will occur if the volume weighted average price (VWAP) of the Company’s common stock over a sixty calendar day period exceeds an applicable trading price ($4.00 in the case of the initial grants and $6.00 in the case of the September 2021 grant). The initial grant of 10,000 performance shares and 90,000 options vested on April 5, 2021 upon the satisfaction of the performance criteria for their vesting.

Mr. Zink will also continue to be eligible in the future for performance cash bonuses and equity awards during each year of his employment in amounts determined by the Company’s Board of Directors. In addition, Mr. Zink will continue to receive an annual discretionary allowance of $15,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs. The agreement provides for certain severance benefits in connection with a termination of employment.

If the Executive’s employment is terminated (A) without Cause by Good Times, (B) by the Executive for an uncured Good Reason, (C) on account of an uncured material breach of this Agreement by Good Times, or (D) by the death or disability of the Executive: (1) Good Times shall pay the Executive (or his estate) (A) Executive’s Base Compensation (then in effect for the fiscal year of the termination) for 12 months, and (B) monthly COBRA premiums then payable for the health insurance coverage of the Executive for 12 months (the aggregate amount under (A) and (B) together, the “Severance Compensation”); (2) all options and rights granted to the Executive under any Good Times Stock Option Plan that are time-vested (i.e., vest pursuant to periods of service to Good Times) shall be accelerated and shall become immediately exercisable on or after the Executive’s termination so as to permit the Executive (or his estate) to fully exercise all outstanding options and rights in accordance with their terms; and (3) all options and rights granted to the Executive under any Good Times Stock Option Plan that are price-vested (i.e., vest on the basis of the achievement of a stock price level) may be retained by the Executive without application of any early forfeiture, until their expiration in accordance with their terms. Notwithstanding anything to the contrary, Severance Compensation shall be paid in three (3) installments: (a) fifty percent (50%) of the Severance Compensation, less applicable deductions, shall be paid on Good Times’ first regular payroll date following the Release Date (as defined below), (b) twenty-five percent (25%) of the Severance Compensation, less applicable deductions, shall be paid on Good Times’ first regular payroll date following the date that is three (3) full months following the Release Date and (c) twenty-five (25%) of the Severance Compensation, less applicable deductions, shall be paid on Good Times’ first regular payroll date following of the date that is six (6) full months following the Release Date; provided, however, that any Severance Compensation amounts that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code shall not be paid until the sixtieth (60th) day following the Executive’s Separation from Service (as defined herein), and, if such payments are required to be so deferred, the first payment shall be in an amount equal to the total amount to which the Executive would otherwise have been entitled (without interest) during the period following the Separation Date if such deferral had not been required.

The Zink Employment Agreement provides for a term of two years, and unless earlier terminated, the Zink Employment Agreement will automatically extend for additional periods of one year.

Scott G. LeFever: Pursuant to Mr. LeFever’s employment agreement dated September 27, 2016 (the “LeFever Employment Agreement”), Mr. LeFever will receive a minimum base salary of $150,000, which base salary may be increased, but not decreased, if the Board determines that such increase is appropriate based upon performance reviews of Mr. LeFever. Mr. LeFever will also be eligible for performance cash bonuses and equity awards during each year of employment in amounts determined by the Board in its sole discretion. In addition, Mr. LeFever will receive an annual discretionary allowance of $12,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs.

In the event that Mr. LeFever’s employment is terminated (i) without cause by the Company, (ii) by Mr. LeFever for Good Reason, (iii) by Mr. LeFever following a willful and material breach of the LeFever Employment Agreement by the Company or (iv) by the death or disability of Mr. LeFever, Mr. LeFever shall be entitled to an amount equal to the sum of (A) one times Mr. LeFever’s Base Compensation for the fiscal year of the termination, (B) one times the average of Mr. LeFever’s annual Target Bonus compensation for the two fiscal years immediately prior to the fiscal year of the termination, (C) $12,000, and (D) a lump sum amount equal to the monthly COBRA premium payable for the health insurance coverage of Mr. LeFever at the time of his termination multiplied by 12. If, within one year after the Company experiences a change in control, Mr. LeFever’s employment is terminated (i) without cause by the Company, (ii) by Mr. LeFever for Good Reason, or (iii) as a result of a material breach of the LeFever Employment Agreement by the Company, Mr. LeFever shall be entitled to an amount equal to 2.99 times the average W-2 Base Compensation and Target Bonus compensation of Mr. LeFever for the five fiscal years of the Company prior to such termination. Capitalized terms used in this paragraph but not defined in this paragraph have the respective meanings ascribed to them in the LeFever Employment Agreement.

25

The LeFever Employment Agreement provides for an initial term of three years from the Effective Date, and unless earlier terminated, the LeFever Employment Agreement will automatically extend for additional periods of one year.

SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS

For inclusion in the proxy statement and form of proxy relating to the 2023 Annual Meeting of Shareholders of the Company, a Shareholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8, must be received by the Secretary at the Company’s corporate headquarters at 651 Corporate Circle, Golden, Colorado 80401 on or before August 25, 2022. If notice of a proposal for which a Shareholder will conduct his or her own proxy solicitation is not received by the Company by November 8, 2022, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) of the Exchange Act, and the person named in proxies solicited by the Board may use his or her discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

However, in the event that the Company holds its 2023 Annual Meeting of Shareholders more than 30 days before or 30 days after the one-year anniversary date of the 2022 Annual Meeting, the Company will disclose the new deadlines by which Shareholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform shareholders. The Company will not consider any proposal that is not timely or otherwise does not meet the SEC requirements for submitting a proposal.

OTHER MATTERS

As of the date of this proxy statement, our Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the Annual Meeting for action by the Shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. The Company files reports, proxy statements, and other information with the SEC. The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site can be found at www.sec.gov.

A copy of the Company’s Annual Report can be found at the SEC’s internet site. The Company has provided, without charge to each Shareholder of record as of the record date, a copy of the Company’s Annual Report, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibits. Any such requests should be directed to the attention of our corporate secretary at the Company’s corporate offices located at 651 Corporate Circle, Golden, Colorado 80401.

SHAREHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR VOTE IS IMPORTANT.

BY ORDER OF THE BOARD OF DIRECTORS.

Ryan M. Zink

Chief Executive Officer

26

ANNEX A

2018 Plan Second Amendment

SECOND AMENDMENT TO THE

GOOD TIMES RESTAURANTS INC.

2018 OMNIBUS EQUITY INCENTIVE PLAN

Good Times Restaurants Inc. (the “Company”) previously approved and adopted the Good Times Restaurants Inc. 2018 Omnibus Equity Incentive Plan, as previously amended effective February 9, 2021 (the “2018 Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the 2018 Plan’s participants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to its shareholders. By this Second Amendment, the Company desires to amend the 2018 Plan to increase the number of shares available under the 2018 Plan.

1.             Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the 2018 Plan.

2.             The effective date of this Second Amendment to the 2018 Plan shall be February [ ], 2022.

3.             Section 5.1 of the 2018 Plan is amended and restated in its entirety as follows:

number of shares. Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 1,050,000. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.

4.             This Second Amendment shall amend only the provisions of the 2018 Plan as set forth herein. Those provisions of the 2018 Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized representative on this [ ] day of February, 2022.

GOOD TIMES RESTAURANTS INC.

By:
Ryan M. Zink
Its: Chief Executive Officer

SCAN TO VIEW MATERIALS & VOTE

GOOD TIMES RESTAURANTS INC. ATTN: RYAN M. ZINK 651 CORPORATE CIRCLE, SUITE 200 GOLDEN, CO 80401

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63877-P64910	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GOOD TIMES RESTAURANTS INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	ELECTION OF DIRECTORS. To elect five directors of the Company to serve for the next year.

Director Nominees:	For	Against	Abstain
1a. Geoffrey R. Bailey	☐	☐	☐
1b. Charles E. Jobson	☐	☐	☐
1c. Jason S. Maceda	☐	☐	☐
1d. Jennifer C. Stetson	☐	☐	☐

1e. Ryan M. Zink	☐	☐	☐

		For	Against	Abstain
2.	To consider and approve an amendment to the Company’s 2018 Omnibus Equity Incentive Plan.	☐	☐	☐
3.	To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
4.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2022.	☐	☐	☐

NOTE: At the discretion of the proxies, upon such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D63878-P64910

GOOD TIMES RESTAURANTS INC.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 8, 2022.

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on February 8, 2022 and the Proxy Statement, and appoints Ryan M. Zink the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Good Times Restaurants Inc., a Nevada corporation (the "Company"), that the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on February 8, 2022, beginning at 8:30 a.m. local time, at the Company's corporate office located at 651 Corporate Circle, Suite 200, Golden, Colorado 80401, and at any adjournment or postponement thereof. The shares represented by this proxy shall be voted in the manner set forth herein.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If this proxy is properly executed but no voting directions are given, this proxy will be voted FOR each of the Director Nominees and the approval of Proposals 1, 2, 3 and 4.

Continued and to be signed on reverse side